AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2011
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Keilalahdentie 4, P.O. Box 226, FI-00045 Nokia Group, Espoo, Finland
+358 (0)7 1800 8000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Louise Pentland
Nokia Holding, Inc.
6021 Connection Drive
Irving, Texas 75039
+1 972 894 5000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Pamela M. Gibson
Shearman & Sterling (London) LLP
Broadgate West
9 Appold Street, London EC2A 2AP
+44 207 655 5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(2)
Debt Securities	$	$		$$0

(1)	There is being registered under this registration statement such indeterminate principal amount of debt securities as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

NOKIA CORPORATION

DEBT SECURITIES

We may from time to time offer to sell our debt securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of the debt securities to be offered in supplements to this prospectus or possibly other offering material. The prospectus supplements may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities.

Our ordinary shares are listed on NASDAQ OMX Helsinki under the symbol “NOK1V.” American Depository Shares, each representing one of our shares, are traded on the New York Stock Exchange under the symbol “NOK.” In addition, Nokia shares are listed on the Frankfurt Stock Exchange under the symbol “NOA3”.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 25, 2011.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (“Financial Promotion”) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that any offer of securities in any member state of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Relevant Member State of securities, which are the subject of the offering contemplated in this prospectus, may only do so in circumstances that do not give rise to an obligation for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any underwriters have authorized, nor do we or they authorize, the making of any offer of securities in circumstances that give rise to an obligation for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State in question), and includes any relevant implementing measure in that Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which it is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a debt security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Each time we sell or issue debt securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that specific offering of debt securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material United States federal income tax considerations relating to the debt securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information” below, before making an investment decision. This prospectus may not be used to sell our debt securities unless it is accompanied by a prospectus supplement.

In this prospectus and any prospectus supplement, any reference to “we,” “us,” “the Group” or “Nokia” means Nokia Corporation and its subsidiaries on a consolidated basis, except where we make clear that the term means Nokia Corporation or a particular subsidiary or business group only.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the debt securities offered under this prospectus. That registration statement can be read at the SEC’s web site (www.sec.gov) or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

In this prospectus and any prospectus supplement, references to “EUR,” “euro” or “€” are to the common currency of the European Economic and Monetary Union and references to “dollars,” “USD” or “$” are to the currency of the United States.

LIMITATION ON ENFORCEMENT OF UNITED STATES LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

We are a Finnish corporation. Most of our directors and a majority of our executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in United States courts judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States or in actions for enforcement of judgments of United States courts, liabilities predicated solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports with, and furnish periodic reports, proxy materials and other information to, the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed, until we complete our offerings of the debt securities:

•	our annual report on Form 20-F for the year ended December 31, 2010 and filed with the SEC on March 11, 2011;

•	any future reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, until we terminate our offerings of the debt securities.

Our annual report on Form 20-F and our reports on Form 6-K are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at http://www.nokia.com. We have included our website address as an inactive textual reference only. The contents of the website are not incorporated by reference into this prospectus. You may request a copy of these filings at no cost by contacting us at the following address or telephone number:

Nokia
Investor Relations US Main Office
102 Corporate Park Drive
White Plains, NY 10604
USA
+1 914 368 0555

FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Exchange Act, including statements contained in filings with the SEC, in reports to shareholders and in press releases and investor Webcasts. It should be noted that certain statements herein which are not historical facts are forward-looking statements, including, without limitation, those regarding:

•	the intention to form a strategic partnership with Microsoft Corporation (“Microsoft”) to combine complementary assets and expertise to form a global mobile ecosystem and to adopt Windows Phone as our primary smartphone platform, including the expected plans and benefits of such partnership;

•	the timing and expected benefits of our new strategy, including expected operational and financial benefits and targets as well as changes in leadership and operational structure;

•	the timing of the deliveries of our products and services;

•	our ability to innovate, develop, execute and commercialize new technologies, products and services;

•	expectations regarding market developments and structural changes;

•	expectations and targets regarding our industry volumes, market share, prices, net sales and margins of products and services;

•	expectations and targets regarding our operational priorities and results of operations;

•	expectations and targets regarding collaboration and partnering arrangements;

•	the outcome of pending and threatened litigation;

•	expectations regarding the successful completion of acquisitions or restructurings on a timely basis and our ability to achieve the financial and operational targets set in connection with any such acquisition or restructuring; and

•	statements preceded by “believe,” “expect,” “anticipate,” “foresee,” “target,” “estimate,” “designed,” “plans,” “will” or similar expressions.

These statements are based on management’s best assumptions and beliefs in light of the information currently available to it. Because they involve risks and uncertainties, actual results may differ materially from the results that we currently expect. Factors that could cause these differences include, but are not limited to:

1.	whether definitive agreements can be entered into with Microsoft for the proposed partnership in a timely manner, or at all, and on terms beneficial to us;

2.	our ability to succeed in creating a competitive smartphone platform for high-quality differentiated winning smartphones or in creating new sources of revenue through the proposed partnership with Microsoft;

3.	the expected timing of the planned transition to Windows Phone as our primary smartphone platform and the introduction of mobile products based on that platform;

4.	our ability to maintain the viability of our current Symbian smartphone platform during the transition to Microsoft Windows Phone as our primary smartphone platform;

5.	our ability to realize a return on our investment in MeeGo, a new smartphone open-sourced platform focused on longer-term next-generation devices, and other next generation devices, platforms and user experiences;

6.	our ability to build a competitive and profitable global ecosystem of sufficient scale, attractiveness and value to all participants and to bring winning smartphones to the market in a timely manner;

7.	our ability to produce mobile phones in a timely and cost efficient manner with differentiated hardware, localized services and applications;

8.	our ability to increase our speed of innovation, product development and execution to bring new competitive smartphones and mobile phones to the market in a timely manner;

9.	our ability to retain, motivate, develop and recruit appropriately skilled employees;

10.	our ability to implement our strategies, particularly our new mobile product strategy;

11.	the intensity of competition in the various markets where we do business and our ability to maintain or improve our market position or respond successfully to changes in the competitive environment;

12.	our ability to maintain and leverage our traditional strengths in the mobile product market if we are unable to retain the loyalty of our mobile operator and distributor customers and consumers as a result of the implementation of our new strategy and other factors;

13.	our success in collaboration and partnering arrangements with third parties, including Microsoft;

14.	the success, financial condition and performance of our suppliers, collaboration partners and customers;

15.	our ability to manage efficiently our manufacturing and logistics, as well as to ensure the quality, safety, security and timely delivery of our products and services;

16.	our ability to source sufficient amounts of fully functional quality components, sub-assemblies and software on a timely basis without interruption and on favorable terms;

17.	our ability to manage our inventory and timely adapt our supply to meet changing demands for our products;

18.	our ability to successfully manage costs;

19.	our ability to effectively and smoothly implement the new operational structure for our devices and services business effective April 1, 2011;

20.	the development of the mobile and fixed communications industry and general economic conditions globally and regionally;

21.	exchange rate fluctuations, including, in particular, fluctuations between the euro, which is our reporting currency, and the United States dollar, the Japanese yen and the Chinese yuan, as well as certain other currencies;

22.	our ability to protect the technologies, which we or others develop or that we license, from claims that we have infringed third parties’ intellectual property rights, as well as our unrestricted use on commercially acceptable terms of certain technologies in our products and services;

23.	our ability to protect numerous Nokia, NAVTEQ (a leading provider of comprehensive digital map information and related, location-based content and services acquired by Nokia in 2008) and Nokia Siemens Networks (a company jointly owned by Nokia and Siemens AG and comprised of our former Networks business group and Siemens’ carrier-related operations for fixed and mobile networks) patented, standardized or proprietary technologies from third-party infringement or actions to invalidate the intellectual property rights of these technologies;

24.	the impact of changes in government policies, trade policies, laws or regulations and economic or political turmoil in countries where our assets are located and we do business;

25.	any disruption to information technology systems and networks that our operations rely on;

26.	unfavorable outcome of litigations;

27.	allegations of possible health risks from electromagnetic fields generated by base stations and mobile products and lawsuits related to them, regardless of merit;

28.	our ability to achieve targeted costs reductions and increase profitability in Nokia Siemens Networks and to effectively and timely execute related restructuring measures;

29.	Nokia Siemens Networks’ ability to maintain or improve its market position or respond successfully to changes in the competitive environment;

30.	Nokia Siemens Networks’ liquidity and its ability to meet its working capital requirements;

31.	whether Nokia Siemens Networks’ acquisition of the majority of Motorola, Inc.’s wireless network infrastructure assets, announced on July 19, 2010, will be completed in a timely manner, or at all, and, if completed, whether Nokia Siemens Networks is able to successfully integrate the acquired business, cross-sell Nokia Siemens Networks’ existing products and services to customers of the acquired business and realize the expected synergies and benefits of the planned acquisition;

32.	Nokia Siemens Networks’ ability to timely introduce new products, services, upgrades and technologies;

33.	Nokia Siemens Networks’ success in the telecommunications infrastructure services market and Nokia Siemens Networks’ ability to effectively and profitably adapt its business and operations in a timely manner to the increasingly diverse service needs of its customers;

34.	developments under large, multi-year contracts or in relation to major customers in the networks infrastructure and related services business;

35.	the management of our customer financing exposure, particularly in the networks infrastructure and related services business;

36.	whether ongoing or any additional governmental investigations into alleged violations of law by some former employees of Siemens AG (“Siemens”) may involve and affect the carrier-related assets and employees transferred by Siemens to Nokia Siemens Networks;

37.	any impairment of Nokia Siemens Networks customer relationships resulting from ongoing or any additional governmental investigations involving the Siemens carrier-related operations transferred to Nokia Siemens Networks;

as well as the risk factors specified in our annual report on Form 20-F for the year ended December 31, 2010 which is incorporated by reference in this prospectus.

Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. We do not undertake any obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our annual report on Form 20-F for the year ended December 31, 2010 which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also carefully consider any additional risks discussed or incorporated by reference in this prospectus and any applicable prospectus supplement, together with all the information contained or incorporated by reference in this prospectus or any such prospectus supplement.

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of our debt securities for general corporate purposes, including working capital requirements, repayment of borrowings, capital expenditures, acquisitions and stock repurchases.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the five most recent fiscal years.

	Year Ended December 31,
	2006	2007	2008	2009	2010

Ratio of earnings to fixed charges	49.68	55.11	16.37	3.41	5.51

DESCRIPTION OF THE DEBT SECURITIES

The terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Nokia in the ordinary course of business.

LEGAL MATTERS

In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for Nokia by Shearman & Sterling (London) LLP, London, England.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers Oy, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The Articles of Association of the registrant contain no provisions under which any member of the board of directors or officers is indemnified in any manner against any liability which he may incur in his capacity as such. Article 12 of the Articles of Association of the registrant, however, provides inter alia, that the “Annual General Meeting shall ... take resolutions on ... discharging the members of the board of directors and the President from liability.”

The registrant maintains liability insurance for its board of directors and certain of its officers. Such persons are insured against liability for “wrongful acts,” including breach of duty, breach of trust, neglect, error and misstatement.

Item 9.	Exhibits.

The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) of the Act.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nokia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Espoo, Finland, on March 25, 2011.

Nokia Corporation
(Registrant)

By:	/S/Stephen Elop
Stephen Elop

Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/S/Timo Ihamuotila
Timo Ihamuotila

Title:	Executive Vice President, Chief Financial
Officer
(Principal Financial Officer)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timo Ihamuotila, Louise Pentland and Kaarina Ståhlberg to act as his/her true and lawful attorney-in-fact and agent, with full power of substitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2011.

Signature	Title

/S/Stephen Elop Stephen Elop	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/Timo Ihamuotila Timo Ihamuotila	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Chief Accounting Officer)

/S/Jorma Ollila Jorma Ollila	Chairman of the Board of Directors

Signature	Title

/S/Dame Marjorie Scardino Dame Marjorie Scardino	Vice Chair of the Board of Directors

/S/Lalita D. Gupte Lalita D. Gupte	Director

/S/Dr. Bengt Holmström Dr. Bengt Holmström	Director

/S/Prof. Dr. Henning Kagermann Prof. Dr. Henning Kagermann	Director

Per Karlsson	Director

/S/Isabel Marey-Semper Isabel Marey-Semper	Director

/S/Risto Siilasmaa Risto Siilasmaa	Director

/S/Keijo Suila Keijo Suila	Director

/S/Louise Pentland Louise Pentland	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

1.1	Form of Underwriting Agreement*
4.1	Form of Indenture
5.1	Opinion of Shearman & Sterling (London) LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers Oy
23.2	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	Powers of Attorney as set forth on the signature pages of this registration statement
25.1	Statement of Eligibility of Trustee for the debt securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.